Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-246346
PROSPECTUS SUPPLEMENT
(to prospectus dated August 21, 2020)
$15,000,000

Pulse Biosciences, Inc.
Subscription Rights to Purchase Up to 4,032,258 of Units at the Initial Price
Each Unit Consisting of 1 Share of Common Stock
and a Warrant to Purchase 1 Share of Common Stock
(and Up to 4,032,258 of Shares of Common Stock Underlying the Warrants at
the Initial Price)
Pulse Biosciences, Inc. (the “Company”, “we”, “us”, and “our”) is distributing at no charge to the holders of our common stock, par value $0.001 per share, non-transferable subscription rights to purchase up to 4,032,258 of Units (“Units”) at the Initial Price (as defined below) with an aggregate offering value of up to $15,000,000. The subscription price per Unit shall be equal to the lesser of (i) $3.72 (the “Initial Price”) and (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date (as defined below) (the “Alternate Price”), as provided herein. Each stockholder will receive one subscription right entitling the holder to purchase 0.13530032 Units at the Initial Price, for each share of our common stock owned at 5:00 p.m., Eastern Time, on April 25, 2022 (the “Record Date”). Each Unit shall consist of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to the per-Unit subscription price, either the Initial Price or the Alternate Price, as applicable. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units, but we will not sell fractional Units. If you fully exercise your basic subscription right and other stockholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right. The common stock and warrants comprising the Units will separate upon the closing of this rights offering and will be issued separately; however, they may only be purchased as a Unit and the Unit will not trade as a separate security.
The purpose of this rights offering is to raise equity capital in a cost-effective manner that provides all of our existing stockholders the opportunity to participate. We anticipate using the net proceeds of the rights offering, if any, for general working capital purposes, including the Company’s continuing commercial launch of its proprietary CellFX® System, its ongoing investment in current and future studies evaluating the safety and efficacy of the Company’s proprietary NPS technology in areas outside of dermatology, the development and enhancement of the Company’s CellFX System, obtaining additional regulatory clearances for the CellFX System, sales and marketing activities, and general corporate operations.
The subscription rights will be distributed and exercisable beginning on May 4, 2022. The subscription rights will expire and will have no value if they are not exercised prior to the expiration date of this rights offering, which is currently expected to be 5:00 p.m., Eastern Time, on May 23, 2022 (the “Expiration Date”), unless we, in our sole discretion, extend the period for exercising the subscription rights. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the rights offering if we decide that changes in the market price of our common stock warrant an extension or if we decide that the degree of participation in this rights offering by holders of our common stock is less than the level we desire. You should carefully consider whether or not to exercise your subscription rights before the Expiration Date. We reserve the right to cancel the rights offering at any time before the expiration of the rights offering, for any reason.
Robert W. Duggan, chairman of our board of directors and the beneficial owner of approximately 50.5% of our outstanding common stock as of the Record Date, has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but he has not made a decision with respect to such over-subscription at this time.
There is no minimum number of Units that we must sell in order to complete the rights offering. If you exercise your rights in full, you may also exercise an over-subscription right to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to the availability and allocation of Units among persons exercising this over-subscription right and certain other limitations as further described elsewhere in this prospectus. Stockholders who do not participate in the rights offering will continue to own the same number of shares, but will own a smaller percentage of the total shares outstanding after the rights offering to the extent that other stockholders participate in the rights offering. Rights that are not exercised by the Expiration Date will expire and have no value.
We are distributing the rights and offering the underlying securities directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. Broadridge Corporate Issuer Solutions, Inc. is acting as the subscription agent and information agent for the rights offering and warrant agent for the warrants. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.
The subscription rights and Units may not be sold or transferred except as required by operation of law.
Our common stock is listed on the Nasdaq Capital Market under the symbol “PLSE.” On April 25, 2022, the last reported sale price for our common stock on the Nasdaq Capital Market was $3.17 per share. We do not intend to apply for listing of the warrants offered hereby.
Investing in our securities involves risks. You should carefully review and consider the information contained in this prospectus, including the risk factors beginning on page 21 of this prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this prospectus before exercising your subscription rights. See “Where You Can Find Additional Information” beginning on page 52. Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is May 4, 2022

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration statement, we may distribute, at any time and from time to time, in one or more offerings, non-transferable subscription rights to purchase up to 4,032,258 Units at the Initial Price consisting of shares of our common stock and warrants, as described elsewhere in this prospectus.
You should only rely on the information contained or incorporated by reference in this prospectus. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.
You should read the entire prospectus, as well as the documents incorporated by reference into this prospectus, before making an investment decision. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof, as applicable. You should assume that the information appearing in this prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where an offer or solicitation would be unlawful.
Unless the context requires otherwise, references in this prospectus to “Pulse,” “Pulse Biosciences,” the “Company,” “we,” “us,” and “our” refer to Pulse Biosciences, Inc., a Delaware corporation, and our consolidated subsidiaries, unless expressly indicated or the context otherwise requires. This prospectus, including the documents incorporated herein by reference, contains references to a number of trademarks that are our registered trademarks or those of our affiliates, or trademarks for which we or our affiliates have pending registration applications or common law rights. This prospectus may also include trade names, trademarks and service marks of other companies and organizations. Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and in other countries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements concerning the impact on our business of the ongoing COVID-19 pandemic, our strategy, future operations, future financial position, future revenues, projected costs, profitability, expected cost reductions, capital adequacy, expectations regarding demand, acceptance and efficacy of our current and future technologies, growth opportunities and trends in the market in which we operate, prospects, plans and objectives of management, and the statements set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other filings with the SEC. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other filings with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.
More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section titled “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the SEC. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our Units, common stock and warrants. You should carefully read this entire prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.
Overview
Pulse Biosciences, Inc. is a novel bioelectric medicine company committed to health innovation using an entirely new and proprietary energy modality. The Company’s proprietary CellFX® System (“CellFX”) is the first commercial product to harness the distinctive advantages of the Company’s proprietary Nano-Pulse Stimulation™ (“NPS”) technology. NPS is a proprietary technology that delivers nanosecond duration pulses of high amplitude electrical energy to non-thermally clear targeted cells while sparing adjacent non-cellular tissue. The cell-specific effects of NPS technology have been validated in a series of completed and ongoing clinical studies.
We have incurred substantial operating losses and have used cash in our operating activities since inception. Our ability to continue as a going concern is dependent upon raising financing to maintain current operations and continue research and development efforts. Based on our current operating plan, even if this rights offering is fully subscribed and we receive fifteen million dollars of proceeds, less expenses, we will not be able to continue as a going concern over the next twelve months unless we raise additional financing from other means. If we are not successful in raising funds in this rights offering or by other means, we believe we will not have sufficient cash and cash equivalents on hand to support current operations for more than a month or two from the date of this prospectus. To finance our operations beyond that point, we will need to raise additional capital or borrow funds, neither of which can be assured. Moreover, there is no assurance that this rights offering will be successful, or that additional financing will be available when needed or that management will be able to obtain financing on terms acceptable to us.
Robert W. Duggan, the beneficial owner of approximately 50.5% of our outstanding common stock as of the Record Date, has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but he has not made a decision with respect to such over-subscription at this time. If other stockholders do not exercise their subscription rights and Mr. Duggan exercises all of his basic subscription rights, but only his basic subscription rights, then Mr. Duggan would become the beneficial owner of approximately 53.63% of our common stock, assuming no exercise of the warrants to purchase shares of common stock acquired in this offering. However, if none of our other stockholders exercise their subscription rights and Mr. Duggan exercises, at the Initial Price, all of his basic subscription rights, all of his over-subscription rights, and all of the warrants being offered in the rights offering, then he would become the beneficial owner of approximately 61.01% of our common stock. Mr. Duggan’s beneficial ownership following the completion of the rights offering, assuming no other stockholders subscribe for Units and Mr. Duggan exercises all of his basic subscription rights, all of his over-subscription rights, and all of the warrants, is calculated by adding 15,038,580, which is the number of shares Mr. Duggan owned as of the Record Date, to 8,064,516, which is the approximate number of shares we expect to issue as a result of this rights offering assuming (i) no additional shares of common stock are issued by us prior to consummation of the rights offering, (ii) all offered Units (which consist of shares of common stocks and warrants) are sold in the rights offering at the Initial Price, and (iii) all of the warrants issued in the rights offering are exercised. Percentages are calculated based on 29,802,280 shares of common stock outstanding as of the Record Date.
Our long-term success is dependent upon our ability to successfully develop, commercialize, and market our products and technologies, earn revenue, obtain additional capital when needed, and ultimately achieve profitable operations. As of December 31, 2021, we had cash, cash equivalents and investments of $28.6 million. During the twelve months ended December 31, 2021, we incurred a net loss of $63.7 million and used $52.9 million in cash for operating activities. In addition, we had an accumulated deficit of $236.2 million as of December 31, 2021.

Corporate Information
Pulse Biosciences, Inc., formerly Electroblate, Inc., was incorporated in the State of Nevada on May 19, 2014, and was reincorporated in the State of Delaware on June 18, 2018. Our corporate offices are located at 3957 Point Eden Way, Hayward, California 94545, and our telephone number is (510) 906-4600.
We maintain a website at www.pulsebiosciences.com where general information about us is available. Our website, and the information contained therein, or that can be accessed through, our website, is not a part of this prospectus, and the inclusion of our website address is an inactive textual reference only. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through the “Investor Relations” section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (“SEC”). Additionally, we use our website as a channel for distribution of important company information. Important information, including press releases, analyst presentations and financial information regarding us, as well as corporate governance information, is routinely posted and accessible on the “Investor Relations” section of the website, which is accessible by clicking “Investors” on our website home page.
Through the end of 2021, we were an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) as well as a “smaller reporting company,” and we took advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We are no longer an emerging growth company. However, we still qualify as a “smaller reporting company,” as defined in the Exchange Act, and so long as we remain a smaller reporting company, we benefit from and may take advantage of scaled disclosure requirements.

THE OFFERING
Issuer
Pulse Biosciences, Inc.
Securities offered
We are distributing to you, at no charge, one non-transferable subscription right to purchase 0.13530032 Units at the Initial Price (as defined below) for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on April 25, 2022, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock. To the extent that the Alternate Price (as defined below) is lower than the Initial Price, we sell issue additional Units.
The shares of common stock and warrants comprising the Units sold in this rights offering will be issued only in book-entry form. The common stock and warrants comprising the Units will separate upon the closing of this rights offering and will be issued separately; however, they may only be purchased as a Unit and the Unit will not trade as a separate security. The subscription rights and Units will not be transferable.
Each warrant entitles the holder to purchase one share of our common stock at an exercise price that shall be equal to the per-Unit subscription price. The exercise price must be paid in cash at the time of exercise and there is no “cashless” exercise provision for the warrants. Each warrant will be exercisable immediately upon completion of this rights offering and will expire on the fifth anniversary of the completion of this rights offering.
The warrants will be subject to redemption by the Company for $0.01 per underlying share of common stock, on not less than 30 days written notice, if the volume weighted average price of our common stock equals or exceeds 200% of the exercise price for the warrants, subject to adjustment, per share, for twenty (20) consecutive trading days, provided that we may not redeem the warrants prior to the date that is three months after the issuance date.
The warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to the common stock.
We do not intend to list the warrants on any securities exchange or other trading market.
Basic Subscription Rights
Each subscription right will entitle the holder to purchase 0.13530032 Units at the Initial Price which shall be paid in cash, with each Unit consisting of one share of our common stock and a warrant to purchase one share of our common stock. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units.

Over-Subscription Rights
We do not expect that all of our stockholders will exercise all of their basic subscription rights. If you fully exercise your basic subscription right and other stockholders do not fully exercise their basic subscription rights, the over-subscription right of each right entitles you to subscribe for additional Units unclaimed by other holders of rights in this rights offering at the same subscription price per Unit. If an insufficient number of Units is available to fully satisfy all over-subscription right requests, the available Units will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of Units each rights holder subscribed for under the basic subscription right. The proration process will be repeated until all Units have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.
Subscription Price
The subscription price per Unit will be the lesser of (i) $3.72 (the “Initial Price”) and (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date (as defined below) (the “Alternate Price”). Subscribers must fund their subscriptions pursuant to both the basic subscription right and over-subscription right at the Initial Price. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.
Excess Subscription Amount
If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by a subscriber (the “Excess Subscription Amount”) will be put towards the purchase of additional Units. For more information, see “Questions and Answers About the Rights Offering,” below.
Record Date
5:00 p.m., Eastern Time, on April 25, 2022 (the “Record Date”).
Expiration of the Rights Offering
5:00 p.m., Eastern Time, on May 23, 2022 (the “Expiration Date”), subject to extension or earlier termination.
Amendment, Extension, and Termination
We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so. The board of directors, in its sole discretion, reserves the right to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights.
No Fractional Units, Shares, or Warrants
We will not sell fractional Units, shares or warrants but rather will round down the aggregate number of Units, shares or warrants you are entitled to receive to the nearest whole number. As each Unit corresponds to one share of common stock and one warrant, the number of shares of common stock and the number of warrants, respectively, issued to you will correspond to the whole number of Units you receive. For more information about how the number of warrants is computed, see “Questions and Answers About the Rights Offering — What happens if the final subscription price is less than the Initial Price?”
Any Excess Subscription Amount resulting from the reduction of the subscription price from the Initial Price to the Alternate Price will be put towards the purchase of additional Units (either towards your basic subscription right, if available, or towards the over-subscription right if you have already exercised your basic subscription right in full). The excess amount for any fractional Units will be returned to you as soon as practicable, in the form in which made. You will not receive interest or a deduction on any payments refunded to you under the rights offering. You will not receive a refund or other compensation for any unissued fractional warrants.
Non-Transferability of Rights
The subscription rights and Units may not be sold, transferred or assigned and will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or trading market.
Procedure for Exercising Rights
You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together with the subscription price for each Unit for which you subscribe under the basic subscription right and over-subscription right, to the subscription agent, Broadridge Corporate Issuer Solutions, Inc., on or prior to the Expiration Date. If you use mail, we recommend that you use insured, registered mail, with return receipt requested.
How Beneficial Holders Can Exercise Rights
If you hold our common stock through a custodian bank, broker, dealer, or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your custodian bank, broker, dealer or other nominee with the other rights offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.
Foreign Stockholders, Other Special Situations
The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the Expiration Date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.
No Revocation
Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.
Payment Adjustments
If you send a payment that is insufficient to purchase the number of Units requested, or if the number of Units requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, including any over-subscription rights exercised and permitted and, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amount will be put towards the purchase of additional Units (either towards your basic subscription right, if available, or towards the over-subscription right if you have already exercised your basic subscription right in full). Otherwise, the excess will be returned to you as soon as practicable, in the form in which made. You will not receive interest or a deduction on any payments refunded to you under the rights offering.
Conditions
See “The Rights Offering — Conditions to the Rights Offering” beginning on page 36.
Purchase Commitments
Robert W. Duggan, the beneficial owner of approximately 50.5% of our outstanding common stock as of the Record Date, has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but he has not made a decision with respect to such over-subscription at this time. If other stockholders do not exercise their subscription rights, and Mr. Duggan exercises all of his basic subscription rights, Mr. Duggan would be the only stockholder to subscribe for Units in connection with this rights offering, which would result in Mr. Duggan becoming the beneficial owner of approximately 53.63% of our common stock (assuming no exercise of the warrants to purchase shares of common stock issued in this offering). See the subsection titled “Overview,” above, for information on how this percentage is calculated.
No Recommendation to Rights Holders
Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. An investment in Units must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section titled “Risk Factors” beginning on page 21 of this prospectus. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.
Use of Proceeds
Although we cannot determine what the actual net proceeds from the sale of the Units in the rights offering will be until the rights offering is completed, assuming all subscription rights are exercised, we estimate that the aggregate net proceeds from the rights offering, after deducting estimated offering expenses, will be approximately $14.9 million (excluding the proceeds from any warrants which may be exercised following the completion of the rights offering). We currently anticipate using the net proceeds of this offering for general working capital purposes, including the Company’s continuing commercial launch of its proprietary CellFX® System, its ongoing investment in current and future studies evaluating the safety and efficacy of the Company’s proprietary NPS technology in areas outside of dermatology, the development and enhancement of the Company’s CellFX System, obtaining additional regulatory clearance for the CellFX System, sales and marketing activities, and general corporate operations. See “Use of Proceeds” beginning on page 33.
Material U.S. Federal Income Tax Consequences
Although the authorities governing transactions such as this rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to you with respect to your shares of common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution if you are a U.S. taxpayer. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” beginning on page 45. You should consult your tax advisor as to the particular consequences to you of the rights offering.
Delivery of Shares and Warrants
As soon as practicable after the expiration of the rights offering, the subscription agent will arrange for the issuance of the shares of common stock and warrants received pursuant to the rights offering. All shares and warrants that are purchased in the rights offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, the Depository Trust Company (DTC) will credit your account with your nominee with the securities you purchased in the rights offering.
Listing of Common Stock
Our common stock is listed on the Nasdaq Capital Market under the symbol “PLSE.” The shares of common stock to be issued in connection with the rights offering will also be listed on the Nasdaq Capital Market under the same symbol. The subscription rights, Units and warrants will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or market.
Fees and Expenses
We are not charging any fee or sales commission to issue subscription rights to you or to sell Units to you if you exercise your subscription rights (other than the subscription price). If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.
Subscription Agent
Broadridge Corporate Issuer Solutions, Inc.
Information Agent
You should direct any questions or requests for assistance concerning the method of subscribing for Units or for additional copies of this prospectus the information agent, Broadridge Corporate Issuer Solutions, Inc., toll free at 1-888-789-8409, by e-mail at shareholder@broadridge.com, or by mail at:
Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
Risk Factors
Before investing in our Units, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 21 of this prospectus and all other information appearing elsewhere and incorporated by reference in this prospectus.
No Going Private Transaction
The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act.

For additional information concerning the rights offering, see “The Rights Offering,” beginning on page 36.
The number of shares of common stock that will be outstanding after this offering is based on 29,802,280 shares of common stock outstanding as of the Record Date and excludes:
•	Options to purchase 5,509,033 shares of common stock at a weighted average exercise price of $15.60;
•	2,326,261 shares of common stock reserved for future issuances under our 2017 Equity Incentive Plan;
•	793,767 shares of common stock reserved for future issuances under our 2017 Inducement Equity Incentive Plan; and
•	530,261 shares of common stock reserved for future issuances under our 2017 Employee Stock Purchase Plan.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and about our business, including potential risks related to the rights offering, our common stock, and our business.
Exercising the subscription rights and investing in our securities involve a high degree of risk. We urge you to carefully read the section titled “Risk Factors” beginning on page 21 of this prospectus and all other information included in, or incorporated by reference into, this prospectus in its entirety before you decide whether to exercise your subscription rights.
Q:	What is the rights offering?
A:
We are distributing to you, at no charge, one non-transferable subscription right to purchase 0.13530032 Units at the Initial Price for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on April 25, 2022, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares.

Q:	Why are we conducting the rights offering?
A:
The purpose of this rights offering is to raise equity capital in a cost-effective manner that provides all of our existing stockholders the opportunity to participate. We are conducting the rights offering to provide for our general working capital purposes, including the Company’s continuing commercial launch of its proprietary CellFX® System, its ongoing investment in current and future studies evaluating the safety and efficacy of the Company’s proprietary NPS technology in areas outside of dermatology, the development and enhancement of the Company’s CellFX System, obtaining additional regulatory clearance for the CellFX System, sales and marketing activities, and general corporate operations. For a detailed discussion, see “Use of Proceeds” beginning on page 33.

Q:	What is a Unit?
A:
Each Unit consists of one share of our common stock and a warrant to purchase one share of our common stock. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units, but we will not sell fractional Units. The common stock and warrants comprising the Units will separate upon the closing of this rights offering and will be issued separately; however, they may only be purchased as a Unit and the Unit will not trade as a separate security.

Q:	What are the terms of the warrants?
A:
Each warrant entitles the holder to purchase one share of our common stock at an exercise price that shall be equal to the subscription price for one Unit. The exercise price must be paid in cash at the time of exercise and there is no “cashless” exercise provision for the warrants. Each warrant will be exercisable immediately upon completion of this rights offering and will expire on the fifth anniversary of the completion of this rights offering.

The warrants will be subject to redemption by the Company for $0.01 per underlying share of common stock, on not less than 30 days written notice, if the volume weighted average price of our common stock equals or exceeds 200% of the exercise price for the warrants, subject to adjustment, per share, for twenty (20) consecutive trading days, provided that we may not redeem the warrants prior to the date that is three months after the issuance date.
The warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to the common stock.
Q:	Are the warrants listed?
A:
The warrants will not be listed for trading on the Nasdaq Stock Market or any other securities exchange or market. The warrants will be issued in registered form under a warrant agency agreement with Broadridge Corporate Issuer Solutions, Inc., as warrant agent.

Q:	Will fractional shares be issued upon exercise of subscription rights or upon the exercise of warrants?
A:
No. As we will not sell fractional Units, and each Unit is comprised of one share of common stock, we will not issue fractional shares of common stock in the rights offering. Rights holders will only be entitled to purchase a whole number of Units, representing a whole number of shares of common stock, rounded down to the nearest whole number of Units a holder would otherwise be entitled to purchase. Rights holders will also only be entitled to such number of warrants calculated by rounding down to the nearest whole number the number of warrants included in the Units purchased by such rights holder. Any Excess Subscription Amount resulting from the reduction of the subscription price from the Initial Price to the Alternate Price will be put towards the purchase of additional Units (either towards your basic subscription right, if available, or towards the over-subscription right if you have already exercised your basic subscription right in full). The excess amount for any fractional Units will be returned to you as soon as practicable, in the form in which made. You will not receive interest or a deduction on any payments refunded to you under the rights offering. You will not receive a refund or other compensation for any unissued fractional warrants.

Q:	How was the subscription price determined?
A:
In determining the subscription price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital, the value of the warrants being issued as a component of the Unit and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of subscription prices in various prior rights offerings of public companies. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Units to be offered in the rights offering. You should not consider the subscription price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the rights offering, including below the subscription price for the Units. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

Q:	Why did our board of directors elect to price the rights offering at the lesser of the Initial Price and the Alternate Price?
A:
The price of the Units is based on the market price of our common stock. Our board of directors elected to price the rights offering at the lesser of the Initial Price and the Alternate Price to attempt to protect stockholders from any decline in the price of the Company’s common stock, which may occur after the commencement of the rights offering and prior to the Expiration Date. While there is no guarantee that this mechanism will sufficiently protect stockholders that exercise their rights (see “Risk Factors,” below), our board of directors and management wanted to encourage participation in the offering and strike what they believe to be a fair balance between the capital needs of the Company and the fair value of the Units sold to the stockholders in this offering.

Q:	Because the final subscription price may not be determined until the Expiration Date, how much money should I send to the subscription agent if I want to exercise my rights?
A:
For purposes of initially exercising your rights, you should assume that the subscription price will equal the Initial Price of $3.72 per Unit. Accordingly, for each right that you would like to exercise, including any rights that you would like the opportunity to exercise pursuant to the over-subscription right, you should send $3.72 per Unit, noting that each subscription right corresponds to 0.13530032 Units at the Initial Price. For assistance you may contact the information agent, Broadridge Corporate Issuer Solutions, Inc., toll free at 1-888-789-8409 or by e-mail at shareholder@broadridge.com.

Q:	What happens if the final subscription price is less than the Initial Price?
A:
If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts will be put towards the purchase of additional Units. For example, assume that the initial subscription price is $3.72 per Unit, with each Unit consisting of 1 share of our common stock and a warrant to purchase one share of our common stock. If you want to exercise your rights to purchase 100 Units, you will promptly send payment to the subscription agent in the amount of $372. If the final subscription price remains at $3.72 per Unit, you will receive 100 Units, consisting of 100 shares of common stock and warrants to purchase 100 shares of common stock. If the final subscription price decreases to $2.97 per Unit, you will receive 125 Units rather than 100 Units, consisting of 125 shares of common stock and warrants to purchase 125 shares of common stock, and you will receive $0.75 back. The excess amount for any fractional Units will be returned to you as soon as practicable, in the form in which made. You will not receive interest or a deduction on any payments refunded to you under the rights offering. You will not receive a refund or other compensation for any unissued fractional warrants. Detailed instructions to exercise your rights, including regarding payment of the subscription price, are also included on your rights certificate. For assistance you may contact the information agent, Broadridge Corporate Issuer Solutions, Inc., toll free at 1-888-789-8409 or by e-mail at shareholder@broadridge.com.
Q:	What is the basic subscription right?
A:
Each subscription right gives our stockholders the right to purchase 0.13530032 Units at the Initial Price, each Unit consisting of one share of our common stock and a warrant to purchase one share of our common stock, which shall be payable in cash and subject to the limits described below. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units. We have granted to you, as a stockholder of record as of 5:00 p.m., Eastern Time, on the record date, one subscription right for each share of our common stock you owned at that time. For example, if you owned 100 shares of our common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 100 subscription rights corresponding to 13 Units at the Initial Price, and the Units would altogether consist of 13 shares of common stock and warrants to purchase 13 shares of common stock, subject to certain limitations. You may exercise all or a portion of your basic subscription rights or you may choose not to exercise any subscription rights at all. However, if you exercise fewer than all of your basic subscription rights, you will not be entitled to purchase any additional Units pursuant to the over-subscription right.

Q:	What is the over-subscription right?
A:
We do not expect all of our stockholders to exercise all of their basic subscription rights. The over-subscription right provides stockholders that exercise all of their basic subscription rights the opportunity to purchase the Units that are not purchased by other stockholders. If you fully exercise your basic subscription right, the over-subscription right of each right entitles you to subscribe for additional Units unclaimed by other holders of rights in this rights offering at the same subscription price per Unit. If an insufficient number of Units is available to fully satisfy all over-subscription right requests, the available Units will be distributed proportionately among rights holders who exercise their over-subscription right based on the number of Units each rights holder subscribed for under the basic subscription right. The proration process will be repeated until all Units have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription right, you must deliver the subscription payment for exercise of your over-subscription right before the expiration of the rights offering. Because we will not know the total number of unsubscribed Units before the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription right, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units available, assuming that no stockholder other than you has purchased any Units pursuant to such stockholder’s basic subscription right and over-subscription right. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you by mail, without interest or penalty, as soon as practicable after the Expiration Date of the rights offering. The subscription agent will return any excess payments in the form in which it was made. Any Excess Subscription Amount resulting from the reduction of the subscription price from the Initial Price to the Alternate Price will be put towards the purchase of additional Units (either towards your basic subscription right, if available, or towards the over-subscription right if you have already exercised your basic subscription right in full). See “The Rights Offering — Subscription Rights — Over-Subscription Rights” beginning on page 36.

Q:	Who will receive subscription rights?
A:	Holders of our common stock will receive one non-transferable subscription right for each share of common stock owned as of April 25, 2022, the record date.
Q:	How many Units may I purchase if I exercise my subscription rights?
A:
You will receive one non-transferable subscription right for each share of our common stock that you owned on April 25, 2022, the record date. Each subscription right evidences a right to purchase 0.13530032 Units at the Initial Price, which shall be paid in cash. To the extent that the Alternate Price is lower than the Initial price, we will sell additional Units. You may exercise any number of your subscription rights.

Q:	Am I required to subscribe in the rights offering?
A:	No.
Q:	What happens if I choose not to exercise my subscription rights?
A:
If you choose not to exercise your subscription rights, you will retain your current number of shares of common stock of Pulse Biosciences. If other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. Further, the shares issuable upon the exercise of the warrants to be issued pursuant to the rights offering will dilute the ownership interest of stockholders not participating in this rights offering or holders of warrants who have not exercised them.

Q:	Am I required to exercise all of the subscription rights I receive in the rights offering?
A:
No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, you will own a smaller proportional interest in us than if you had timely exercised all or a portion of your subscription rights. If you choose not to exercise your subscription rights or you exercise fewer than all of your subscription rights and other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in us will likewise be diluted. In addition, if you do not exercise your basic subscription right in full, you will not be entitled to participate in the over-subscription right.

Q:	If I am a holder of stock options or warrants, may I participate in the rights offering?
A:
No. Holders of outstanding stock options or warrants on the record date will not be entitled to participate in the rights offering, except to the extent they hold shares of our common stock on the record date.

Q:	Will the equity awards of our employees, officers and directors automatically convert into common stock in connection with the rights offering?
A:
No, equity awards will not automatically convert into common stock. Holders of our equity awards, including outstanding stock options and restricted stock units, will not receive rights in the rights offering in connection with such equity awards, but will receive subscription rights in connection with any shares of our common stock held as of the record date.

Q:	How soon must I act to exercise my subscription rights?
A:
If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment (and your payment must clear) prior to the expiration of the rights offering, which is May 23, 2022, at 5:00 p.m., Eastern Time. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to 5:00 p.m., Eastern Time, on May 23, 2022 by which you must provide it with your instructions to exercise your subscription rights and payment for your Units. Our board of directors may, in its discretion, extend the rights offering one or more times. Our board of directors may cancel or amend the rights offering at any time before its expiration. In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.
Q:	Does Pulse Biosciences need to achieve a minimum participation level in order to complete the rights offering?
A:	No. We may choose to consummate, amend, extend, or terminate the rights offering regardless of the number of Units actually purchased.
Q:	Can Pulse Biosciences terminate the rights offering?
A:
Yes. Our board of directors may decide to terminate the rights offering at any time prior to the expiration of the rights offering, for any reason. If we cancel the rights offering, any money received from subscribing stockholders will be refunded as soon as practicable, without interest or a deduction on any payments refunded to you under the rights offering. See “The Rights Offering — Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page 37.

Q:	May I transfer my subscription rights if I do not want to purchase any Units?
A:
No. Should you choose not to exercise your rights, you may not sell, give away or otherwise transfer your rights. However, rights will be transferable as required by operation of law, for example, upon the death of the recipient.

Q:	When will the rights offering expire?
A:
The subscription rights will expire and will have no value, if not exercised prior thereto, at 5:00 p.m., Eastern Time, on May 23, 2022, unless we decide to extend the rights offering Expiration Date until some later time or terminate it earlier. See “The Rights Offering — Expiration of the Rights Offering and Extensions, Amendments and Termination” beginning on page 37. The subscription agent must actually receive all required documents and payments in cash, as provide herein, before the Expiration Date. There is no maximum duration for the rights offering.

Q:	Is there a guaranteed delivery period?
A:
No. There is no guaranteed delivery period in connection with this rights offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on May 23, 2022, unless we decide to extend the rights offering Expiration Date until some later time or terminate it earlier.

Q:	How do I exercise my subscription rights if I own shares in certificate form?
A:
You may exercise your subscription rights by properly completing and executing your rights certificate and delivering it, together in full with the subscription price for each Unit you subscribe for, to the subscription agent on or prior to the Expiration Date. If you use mail, we recommend that you use insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units in the rights offering and the elimination of fractional shares. Any excess subscription payments received by the subscription agent will be returned promptly, without interest, following the expiration of the rights offering.
Q:	What form of payment is required to purchase Units?
A:
As described in the instructions accompanying the rights certificate, you must timely pay the full subscription price for the full number of Units you wish to acquire under your subscription rights at the

Initial Price by delivering to Broadridge Corporate Issuer Solutions, Inc., the subscription agent for this rights offering, a certified check, bank draft, cashier’s check, personal check that clears before the Expiration Date, money order, or wire transfer of funds.
Please note that funds paid by uncertified personal check may take at least five (5) business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the Expiration Date to ensure that the subscription agent receives cleared funds before that time.
Q:	What should I do if I want to participate in the rights offering but my shares are held in the name of my custodian bank, broker, dealer or other nominee?
A:
If you hold our common stock through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. To indicate your decision, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owner Election Form” substantially in the form accompanying this prospectus. You should receive this form from your custodian bank, broker, dealer or other nominee with the other rights offering materials. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q:	What should I do if I want to participate in the rights offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?
A:
The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the Expiration Date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

Q:	Will I be charged a sales commission or a fee if I exercise my subscription rights?
A:
We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Q:	Are there any conditions to my right to exercise my subscription rights?
A:
Yes. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. See “The Rights Offering — Conditions to the Rights Offering” beginning on page 38.

Q:	Has the board of directors made a recommendation regarding the rights offering?
A:
Neither the Company, nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering, after considering all of the information herein, including the “Risk Factors” beginning on page 21 of this prospectus, and of your best interests.

Q:	Have any directors, officers, and/or stockholders agreed to exercise their rights?
A:
All holders of our common stock as of the record date for the rights offering will receive, at no charge, the non-transferable subscription rights to purchase Units as described in this prospectus. To the extent that our directors and officers held shares of our common stock (including shares of restricted common stock) as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering.

Robert W. Duggan, the beneficial owner of approximately 50.5% of our outstanding common stock as of the Record Date, has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but he has not made a decision with respect to such over-subscription at this time. If other stockholders do not exercise their subscription rights and Mr. Duggan exercises all of his basic subscription rights, but only his basic subscription rights, then he would become the beneficial owner of approximately 53.63% of our common stock (assuming no exercise of the warrants to purchase shares of common stock issued in this offering). However, if none of our other stockholders exercise their subscription rights and Mr. Duggan exercises, at the Initial Price, all of his basic subscription rights, all of his over-subscription rights, and all of the warrants being offered in the rights offering, then he would become the beneficial owner of approximately 61.01% of our common stock. See the section titled “Prospectus Summary” above for information on how this percentage is calculated.
Q:	May stockholders in all states participate in the rights offering?
A:
Although we intend to distribute the rights to all stockholders, we reserve the right in some states to require stockholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the securities for investment purposes only, and that they have no present intention to resell or transfer any securities acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Q:	Are there risks in exercising my subscription rights?
A:
The exercise of your subscription rights involves significant risks. Exercising your rights means buying our Units, which consist of additional shares of our common stock and warrants exercisable in cash for additional shares of our common stock, and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors,” beginning on page 21.

Q:	How many shares of our common stock will be outstanding after the rights offering?
A:
The number of shares of our common stock that will be outstanding after the rights offering will depend on the number of Units that are purchased in the rights offering. Assuming no additional shares of common stock are issued by us prior to consummation of the rights offering and assuming all offered Units are sold in the rights offering at the Initial Price, we will issue approximately 4,032,258 shares of common stock. In that case, we will have approximately 33,834,538 shares of common stock outstanding after the rights offering. This would represent an increase of approximately 13.53% in the number of outstanding shares of common stock. We would also issue warrants to purchase approximately an additional 4,032,258 shares of our common stock. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units, each consisting of one share of common stock and a warrant to purchase one share of our common stock in the rights offering and the number of shares of common stock and warrants to purchase common stock outstanding after the rights offering will accordingly be higher.

The issuance of shares of our common stock and warrants in the rights offering will dilute, and thereby reduce, your proportionate ownership in our shares of common stock, unless you fully exercise your basic subscription rights. In addition, the issuance of our Units at a subscription price that is less than the market price as of the record date for the rights offering will likely reduce the price per share of our common stock held by you prior to the rights offering.
Q:	What will be the proceeds of the rights offering?
A:
If all rights are exercised, we will receive gross proceeds of approximately $15 million before expenses (excluding the proceeds from any warrants which may be exercised following the completion of the rights offering), as provided herein. We are offering Units in the rights offering with no minimum purchase requirement. As a result, there is no assurance we will be able to sell all or any of the Units being offered, and it is not likely that all of our stockholders will participate in the rights offering.

Furthermore, if all of the rights are exercised, the warrants issued in this rights offering would be exercisable for an aggregate of $15 million. However, no assurance can be given that any warrants will be exercised.
Q:	After I exercise my rights, can I change my mind and cancel my purchase?
A:
No. Once you exercise and send in your subscription rights certificate and subscription payment, as provided herein, you cannot revoke the exercise of your subscription rights, even if you later learn information about Pulse Biosciences that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Units at the Initial Price. See “The Rights Offering — No Revocation or Change” beginning on page 42.

Q:	What are the material U.S. Federal income tax consequences of exercising my subscription rights?
A:
Although the authorities governing transactions such as this rights offering are complex and unclear in certain respects, we believe and intend to take the position that the distribution of subscription rights to a holder with respect to such holder’s shares of common stock should generally be treated, for U.S. federal income tax purposes, as a non-taxable distribution. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences” beginning on page 45. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Q:	If the rights offering is not completed, for any reason, will my subscription payment be refunded to me?
A:
Yes. The subscription agent will hold all funds it receives in a segregated bank account until the rights offering is completed. If the rights offering is not completed, for any reason, any money received from subscribing stockholders will be refunded in the form which paid as soon as practicable, without interest or deduction. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive the refund of your subscription payment than if you were a record holder of your shares because the subscription agent will return payments through the record holder of your shares.

Q:	Will I receive interest on any funds I deposit with the subscription agent?
A:
No. You will not be entitled to any interest on any funds that are deposited with the subscription agent pending completion or cancellation of the rights offering. If the rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Q:	If I exercise my subscription rights, when will I receive my shares of common stock and warrants that I purchased in the rights offering?
A:
We will issue the shares of common stock and warrants included in the Units purchased in the rights offering to you in book-entry, or uncertificated, form of our common stock purchased in the rights offering as soon as practicable after the expiration of the rights offering and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares and warrants to be issued to each exercising holder until after the Expiration Date of the rights offering.

Q:	When can I sell the shares of common stock and warrants I receive in the rights offering?
A:
If you exercise your subscription rights and receive common stock included in the Units purchased in the rights offering, you will be able to resell the shares of common stock once your account has been credited with those shares, provided you are not otherwise restricted from selling the shares (for example, because you are an insider or affiliate of the Company or because you possess material nonpublic information about the Company). Although we will endeavor to issue the shares and warrants as soon as practicable after completion of the rights offering, there may be a delay between the Expiration Date of the rights offering and the time that the shares and warrants are issued due to factors such as the time required to complete all necessary calculations. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell the shares purchased in the rights offering at a price equal to or greater than the subscription price. The warrants issued in the rights offering will not be listed on any securities exchange or other trading market. We cannot assure you that you will be able to sell or otherwise transfer the warrants.

Q:	To whom should I send my forms and payment?
A:
If your shares are held in the name of a custodian bank, broker, dealer or other nominee, the nominee will notify you of the rights offering and provide you with the rights offering materials, including a form entitled “Beneficial Owners Election Form.” You should send the Beneficial Owner Election Form and payment, as provided therein, to the nominee, at the deadline that your nominee sets which may be earlier than the expiration of the rights offering. You should contact your custodian bank, broker, dealer or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

If your shares are held in your name such that you are the record holder, then you should send your subscription documents, rights certificate and subscription payment, as provided herein, by first class mail or courier service to Broadridge Corporate Issuer Solutions, Inc., the subscription agent. The address for delivery to the subscription agent is as follows:
By Mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	By Overnight Delivery: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717
Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery. You, or, if applicable, your nominee, are solely responsible for ensuring the subscription agent receives your subscription documents, rights certificate, and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of the rights offering period.
Q:	Will this rights offering result in the Company “going private” for purposes of Rule 13e-3 of the Exchange Act?
A:
No. The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose or producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the rights offering, as described in this prospectus, Pulse Biosciences will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the Nasdaq Capital Market following completion of the rights offering.

Q:	What if I have other questions?
A:
If you have other questions about the rights offering, please contact our information agent, Broadridge Corporate Issuer Solutions, Inc., toll free at 1-888-789-8409, by e-mail at shareholder@broadridge.com, or by mail at:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718

RISK FACTORS
Investing in our Units, common stock and warrants involves a high degree of risk. Before deciding to invest in our securities, please read carefully the risks and uncertainties described below and incorporated by reference in this prospectus. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the twelve months ended December 31, 2021, which is incorporated by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Incorporation by Reference” and “Where You Can Find Additional Information.” The risks described below are not the only risks facing us. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially affect our business, financial condition, results of operations, and prospects. In addition, the impact of COVID-19 and any worsening of the economic environment may exacerbate the risks described below, any of which could have a material impact on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected, which could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this prospectus or our SEC filings or presented elsewhere by management from time to time. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Please also see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 2.
Risks Related to Our Business, Industry, and Financial Condition
Because we have a limited operating history and have recently commenced revenue producing operations, it is difficult to evaluate the future of our business.
We are a bioelectric medicine technology company and have recently commenced revenue producing operations. To date, our operations on a consolidated basis have consisted almost entirely of the continued development and clinical studies of our technologies and implementation of the early parts of our business plan. We have incurred significant operating losses in each year since our inception and we may continue to incur additional losses for the next several years. In addition, a high percentage of our expenses will continue to be fixed; accordingly, our losses may be greater than expected and our operating results may suffer. We have limited historical financial data upon which we may base our projected revenue and base our planned operating expenses. Our limited operating history makes it difficult to evaluate our technology, operations and business prospects.
We currently have very limited product revenue and we may never become profitable.
To date, we have not generated significant revenue and we have historically relied on financing from the sale of equity securities to fund our operations. We expect that our future financial results will depend primarily on our success in launching, selling, and supporting our therapies and procedures using the CellFX System or other products based on our NPS technology. We expect to expend significant resources on hiring of personnel, continued scientific and product research and development, potential product testing and preclinical and clinical investigation, intellectual property development and prosecution, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with our capital raising efforts. We expect to incur costs and expenses related to consulting costs, laboratory development costs, hiring of scientists, engineers, sales representatives, and other operational personnel, and the continued development of relationships with potential partners. We are incurring significant operating losses, we expect to continue to incur additional losses for at least the next several years, and we cannot assure you that we will generate substantial revenue or be profitable in the future. There are no assurances that our future products will be cleared or approved or become commercially viable or accepted for use. Even with commercially viable applications of our technology, which may include licensing, we may never recover our research and development expenses.
Investment in medical technology is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product will fail to demonstrate adequate efficacy or clinical utility. Investors should evaluate an investment in us in light of the uncertainties typically encountered by developing medical technology companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable could adversely affect the market price of our common stock and could significantly impair our ability to raise capital, expand our business, or continue to implement our business plan.
There is substantial doubt about our ability to continue as a going concern, and such doubt will remain even if this offering is fully subscribed unless we are able to raise additional capital by other means. Further, if this offering is not fully subscribed, we will not have sufficient cash and cash equivalents on hand to support current operations for more than a month or two from the date hereof.
To date, we have generated limited revenue from product sales and have incurred significant operating losses in each year since our inception and we anticipate that losses may continue for the next several years or until such time as we can generate substantial product revenue and achieve profitability. In connection with the preparation of our Annual Report for the twelve months ended December 31, 2021, our management has concluded that there was substantial doubt as to whether we can continue as a going concern for the twelve months following the issuance of such Annual Report. Our ability to continue as a going concern is dependent upon raising capital to maintain current operations and continue research and development efforts. We plan to raise additional capital to fund our operations through public or private equity offerings, debt financings, our at-the-market equity offering program, and/or potential new collaborations. We can give no assurance, however, that any additional financing or any revenue-generating collaboration will be available when needed or that the Company will be able to obtain financing or enter into a collaboration on acceptable terms.
Based on our current operating plan, even if the rights offering contemplated by this Prospectus Supplement is fully subscribed and we receive $15 million of proceeds, less expenses and not including the proceeds from any warrants which may be issued in the offering and exercised following completion of the offering, we will not be able to continue as a going concern over the next twelve months unless we raise additional capital by other means.
If we are not successful in raising funds in this rights offering or by other means, we believe we will not have sufficient cash and cash equivalents on hand to support current operations for more than a month or two from the date hereof.
These factors raise substantial doubt about our ability to continue as a going concern.
We can give no assurance that our internal and external sources of liquidity will be sufficient for our cash requirements.
We must have sufficient sources of liquidity to fund our working capital requirements and execute on our strategic initiatives. Future new product launches or investments in other growth initiatives may demand increased working capital before any long-term return is realized from increased revenue. Our ability to achieve our business and cash flow plans is based on a number of assumptions which involve significant judgments and estimates of future performance, borrowing capacity and credit availability, and financing opportunities which cannot at all times be assured. Accordingly, there is no assurance that cash flows from operations and other internal and external sources of liquidity will at all times be sufficient for our cash requirements. If necessary, we may need to consider actions and steps to improve our cash position and mitigate any potential liquidity shortfall, such as modifying our business plans, pursuing additional financing to the extent available, reducing capital expenditures, suspending certain activities or programs, pursuing and evaluating other alternatives and opportunities to obtain additional sources of liquidity, and other potential actions to reduce costs. There can be no assurance that any of these actions would be successful, sufficient or available on favorable terms. Any inability to generate or obtain sufficient levels of liquidity to meet our cash requirements at the level and times needed could have a material adverse impact on our business and financial position.
If we are unable to obtain sufficient funding, we may be unable to execute our business plan and fund operations. We may not be able to obtain additional financing on commercially reasonable terms, or at all.
We have experienced operating losses and we may continue to incur operating losses for the next several years as we implement our business plan. Currently, we have no significant revenue from operations and, although we have implemented an at-the-market equity offering program, we do not have arrangements in place for all the anticipated financing needed to fully implement our business plan. Our prior losses, combined with expected future losses, have had, and will continue to have, for the foreseeable future, an adverse effect on our stockholders’ equity and working capital.

We will need to raise additional capital in order to continue to execute our business plan. If we are unable to raise sufficient additional funds, we will have to scale back our operations. Also, the ongoing hostilities between Russia and Ukraine and the ongoing COVID-19 pandemic and resulting negative impact on the global macroeconomic environment and capital markets may make it more difficult for us to raise additional funds. We may be required to incur debt in the future.
We cannot give any assurance that we will be able to obtain all the necessary funding that we may need. In addition, we believe that we will require additional capital in the future to fully develop and bring to market our technologies and planned products. We have pursued and may pursue additional funding through various financing sources, including the private sale of our equity securities, debt financings, our at-the-market equity offering program, licensing fees for our technology, joint ventures with capital partners, and project type financing. If we raise funds by issuing equity or equity-linked securities, dilution to some or all our stockholders would result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. We also may seek government-based financing, such as development and research grants. There can be no assurance that funds will be available on commercially reasonable terms, if at all.
Any future indebtedness could impose on us restrictive covenants, including, further limitations on our ability to incur additional debt, limitations on our ability to issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. Also, in the event that we enter into collaborations or licensing arrangements to raise capital, we may be required to accept unfavorable terms. These agreements may require that we relinquish, or license to a third party on unfavorable terms, our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves or reserve certain opportunities for future potential arrangements when we might otherwise be able to achieve more favorable terms. In addition, we may be forced to work with a partner on one or more of our products or market development programs, which could lower the economic value of those programs to us.
If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, we may be required to, among other things, delay, scale back or eliminate some or all of our commercial activities, reduce headcount, trim research and product development programs, discontinue clinical trials, stop all or some of our manufacturing operations, defer capital expenditures, deregister from being a publicly traded company and delist from Nasdaq, or license our potential products or technologies to third parties, possibly on terms that cannot sustain our current business. If any of these things were to occur, our ability to grow and support our business and to respond to market challenges could be significantly limited or we may be unable to continue operations, in which case you could lose your entire investment.
Our corporate restructuring and the associated headcount reduction announced in March 2022 may not result in anticipated savings, could result in total costs and expenses and attrition that are greater than expected and could disrupt our business.
On March 31, 2022, we announced an approximate 15-20% reduction in headcount as part of a corporate restructuring and reset to our commercial rollout of the CellFX System. We may not realize, in full or in part, the anticipated benefits, savings and improvements in our cost structure from our restructuring efforts due to unforeseen difficulties, delays or unexpected costs. If we are unable to realize the expected operational efficiencies and cost savings from the restructuring, our operating results and financial condition would be adversely affected. We also cannot guarantee that we will not have to undertake additional headcount reductions or restructuring activities in the future. Furthermore, our restructuring activities may be disruptive to our operations and could result in material delays in our new product development programs. For example, our headcount reductions could yield unanticipated consequences, such as attrition beyond planned staff reductions, or increase difficulties in our day-to-day operations, our CellFX production efforts and servicing of commercial accounts, and product development activities. Our headcount reductions could also harm our ability to attract and retain qualified management, scientific, clinical, regulatory, manufacturing, and other personnel who are critical to our business. Any failure to attract or retain qualified personnel could prevent us from successfully developing and commercializing our new product candidates in the future and could also harm our existing and planned commercial activities in dermatology.

Risks Related to the Rights Offering
The subscription price determined for this rights offering is not an indication of our value.
In determining the subscription price for the rights offering, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: the likely cost of capital from other sources and the general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital, the value of the warrants being issued as a component of the Unit and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of subscription prices in various prior rights offerings of public companies. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of the Units to be offered in the rights offering. The market price of our common stock may decline during or after the rights offering, including below the subscription price for the Units. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.
The market price of our common stock may decline.
We cannot assure you that the market price of our common stock will not either increase or decline before the subscription rights expire. Depending upon the trading price of our common stock at the time of our announcement of the rights offering, the announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock and warrants we could issue if the Rights Offering is completed, may result in a decrease in the trading price of our common stock. This decline may continue after the completion of this rights offering. Further, if a substantial number of rights are exercised and the holders of the shares received in the rights offering or upon exercise of the warrants received in the rights offering choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock.
There is no guarantee that by the time the shares and warrants are delivered to you, the market price of our common stock will be above the subscription price for the Units or exercise price for the warrants. Further, because the exercise of your rights is not revocable and because the rights are not transferrable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares and warrants or transfer of the shares and warrants until after they are delivered.
There is no guarantee that the subscription price, whether it is set at the Initial Price or the Alternate Price, will be lower than the market price of our common stock at the time that the shares and warrants that you receive in the rights offering are delivered. Further, because the exercise of your rights is not revocable and because the rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares and warrants or transfer of the shares until after they are delivered to you. Accordingly, the subscription price at which you are purchasing Units, which include shares of common stock and warrants, may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.
If you exercise your subscription rights and the market price of the common stock falls below the subscription price, then you will have committed to buy Units in the rights offering, which include shares of common stock and warrants, at a price that is higher than the market price. Moreover, we cannot assure you that you will ever be able to sell shares of common stock that you received in the rights offering or that result from the exercise of warrants you received in the rights offering at a price equal to or greater than the subscription price or exercise price. Until shares are issued to you in book-entry, or uncertificated, form upon expiration of the rights offering, you may not be able to sell the shares of our common stock that you receive in the rights offering. We will issue shares of our common stock that you received in the rights offering in book-entry, or uncertificated, form as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.
If you do not exercise your subscription rights in full, your percentage ownership and voting rights in Pulse Biosciences will experience dilution.
If you choose not to exercise your subscription rights, you will retain your current number of shares of our common stock. If other stockholders fully exercise their subscription rights or exercise a greater proportion of their subscription rights than you exercise, the percentage of our common stock owned by these other stockholders will increase relative to your ownership percentage, and your voting and other rights in the Company will likewise be diluted. Further, the shares issuable upon the exercise of the warrants to be issued pursuant to the rights offering will dilute the ownership interest of stockholders not participating in this rights offering or holders of warrants who have not exercised them.
The subscription rights and Units are non-transferable and thus there will be no market for them.
You may not sell, transfer or assign your subscription rights or Units to anyone else, unless as required by operation of law. We do not intend to list the subscription rights on any securities exchange or any other trading market. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights.
There is no public market for the warrants included in the Units.
There is no public trading market for our warrants, and we do not expect a market to develop. We do not intend to list the warrants on any securities exchange or other trading market. Without an active market, we cannot assure you that you will be able to sell or otherwise transfer the warrants as the liquidity of the warrants will be limited and you may not realize any value from the warrants by attempting to sell or otherwise transfer them for consideration.
The market price of our common stock may never exceed the exercise price of the warrants.
The warrants being issued in connection with this rights offering become exercisable upon issuance and will expire five years after issuance. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price of the warrants (which shall be equal to the subscription price in this rights offering) prior to their date of expiration. Any warrants not exercised by their date of expiration will expire for no value and we will be under no further obligation to the warrant holder.
In certain circumstances, we may call the warrants for redemption.
We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per underlying share of common stock at any time following the three-month anniversary of issuance, upon not less than 30 days’ prior written notice of redemption to each warrant holder, provided that the volume weighted average price of our common stock equals or exceeds 200% of the exercise price for the warrants (which shall be equal to the subscription price for Units in this rights offering), subject to adjustment, per share, for twenty (20) consecutive trading days. The warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to the common stock. If we give notice of redemption, you will be forced to sell or exercise your Warrants or accept the redemption price. Furthermore, the exercise price must be paid in cash at the time of exercise and there is no “cashless” exercise provision for the warrants. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the warrants. As a result, you would be unable to benefit from owning the warrants being redeemed. A notice of redemption may also result in our common stock becoming more volatile and being subject to greater selling pressure which could result in declines in the market price for our common stock.
You may not be able to resell any shares of our common stock that you receive pursuant to the exercise of subscription rights immediately upon expiration of the subscription rights offering period or be able to sell your shares at a price equal to or greater than the subscription price.
If you exercise subscription rights, you may not be able to resell the common stock that you receive in the rights offering until you, or your custodian bank, broker, dealer or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you received in the rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of the rights offering, and after all necessary calculations have been completed, there may be a delay between the Expiration Date of the rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

Because no minimum subscription is required and because we do not have formal commitments from our stockholders for the entire amount we seek to raise pursuant to the rights offering, we cannot assure you of the amount of proceeds that we will receive from the rights offering.
No minimum subscription is required for consummation of the rights offering. Although Robert W. Duggan, the beneficial owner of approximately 50.5% of our outstanding common stock as of the Record Date, has indicated that he intends to exercise all of his basic subscription rights, he has not made any formal binding commitment to do so, and we do not have formal commitments from our stockholders for the amount we seek to raise pursuant to the rights offering, and it is possible that no additional rights will be exercised in connection with the rights offering, if any. As a result, we cannot assure you of the amount of proceeds that we will receive in the rights offering. Therefore, if you exercise all or any portion of your subscription rights, but other stockholders do not, we may not raise the desired amount of capital in the rights offering, the market price of our common stock could be adversely impacted and we will find it necessary to pursue alternative means of financing, which may be dilutive to your investment.
Because we may terminate the rights offering at any time prior to the Expiration Date, your participation in the rights offering is not assured.
We do not intend, but have the right, to terminate the rights offering at any time prior to the Expiration Date. If we determine to terminate the rights offering, we will not have any obligation with respect to the subscription rights except to return any money received from subscribing stockholders as soon as practicable, without interest or deduction.
You will need to act promptly and to carefully follow the subscription instructions, or your exercise of rights may be rejected.
Stockholders who desire to purchase Units in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Date, which is currently set to be 5:00 p.m., Eastern Time, on May 23, 2022. If you are a beneficial owner of shares, you must act promptly to ensure that your custodian bank, broker, dealer or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your Units. We will not be responsible if your custodian bank, broker, dealer or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the Expiration Date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent will undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
By participating in the rights offering and executing a rights certificate, you are making binding and enforceable representations to the Company.
By signing the rights certificate and exercising their rights, each stockholder agrees, solely with respect to such stockholder’s exercise of rights in the rights offering, that we have the right to void and cancel (and treat as if never exercised) any exercise of rights, and securities issued pursuant to an exercise of rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.
If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase Units in the rights offering.
Any uncertified personal check used to pay the subscription price in the rights offering must clear prior to the Expiration Date of the rights offering, and the clearing process may require at least five (5) business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the Expiration Date, in which event you would not be eligible to exercise your subscription rights. You may eliminate this risk by paying the subscription price by a certified check, bank draft, cashier’s check, U.S. postal money order, or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering.

If you exercise the over-subscription right, you may not receive all of the Units for which you subscribe.
Exercise of the over-subscription right will only be honored if and to the extent that the basic subscription rights have not been exercised in full. If sufficient Units are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of Units available to be purchased pursuant to the over-subscription right, we will allocate the available Units proportionately among stockholders who exercised their over-subscription rights based on the number of Units each stockholder subscribed for under such stockholder’s basic subscription rights. As a result, you may not receive any or all of the Units for which you exercise your over-subscription right.
As soon as practicable after the Expiration Date, the subscription agent will determine the number of Units that you may purchase pursuant to the over-subscription right. If you have properly exercised your over-subscription right, we will issue the shares of common stock and warrants included in the Units purchased in the rights offering to you in book-entry, or uncertificated, form as soon as practicable after the Expiration Date and after all allocations and adjustments have been effected. If you request and pay for more Units than are allocated to you, we will refund the overpayment, without interest or deduction. In connection with the exercise of the over-subscription right, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of Units requested through the over-subscription right, by each beneficial owner on whose behalf the nominee holder is acting.
The tax treatment of the rights offering may be treated as a taxable event to you.
We believe and intend to take the position that the distribution of the subscription rights in connection with the rights offering generally should not be a taxable event to U.S. holders of our common stock for U.S. federal income tax purposes. However, if the distribution of rights (or a series of distributions of which this distribution is one) were deemed to be a “disproportionate distribution” under Section 305(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), holders of our common stock may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering. Holders of our common stock are urged to consult their tax advisors with respect to the tax consequences of the rights offering. Please see the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 45 for further information.
We have broad discretion in the use of proceeds of the rights offering. Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.
We currently intend to use the net proceeds from this offering, if any, for general working capital purposes, including the ongoing investment in current and future clinical and pre-clinical studies evaluating the safety and efficacy of Pulse Biosciences’ proprietary NPS technology, the development and enhancement of Pulse Biosciences’ CellFX System, obtaining regulatory clearance for our CellFX System, sales and marketing activities and general corporate operations. Our board of directors and management will have considerable discretion in the application of the net proceeds from the rights offering, and it is possible that we may allocate the proceeds differently than investors in the rights offering may desire or that we may fail to maximize the return on these proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.
Risks Related to Owning Our Common Stock
The price of our common stock has been, and we expect it to continue to be, highly volatile, and you may be unable to sell your shares at or above the subscription price for the Units.
The market price of our common stock has been highly volatile, and we expect it to continue to be highly volatile for the foreseeable future in response to many risk factors listed in this prospectus and in our Annual Report on Form 10-K, and others beyond our control, including:
•	results of clinical trials of our planned products or those of our competitors;

•	actions by regulatory bodies, such as the FDA, that affect our business or have the effect of delaying or rejecting approval or clearance of our planned products;
•	actual or anticipated fluctuations in our financial condition and operating results;
•	announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;
•	announcements of technological innovations by us or our competitors;
•	changes in laws or regulations applicable to the CellFX System or to our planned products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or achievement of significant milestones;
•	additions or departures of key personnel;
•	competition from existing products or new products that may emerge;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;
•	actual or alleged security breaches;
•	announcements or expectations of additional financing efforts;
•	sales of our common stock by us or our stockholders;
•	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;
•	reports, guidance and ratings issued by securities or industry analysts;
•	overall conditions in our industry and market including the negative impact of COVID-19 on the global economy and markets; and
•	general economic and market conditions.
Any of the above may cause our stock price or trading volume to decline. Stock markets in general, and the market for companies in our industry in particular, have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including ours. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. Investors may not realize any return on their investment in us and may lose some or all of their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. The high volatility of our stock price, the composition of our Board and governance practices, including our Chairman’s repeated interest in acquiring additional shares in our Company through related party transactions, as well as countless other factors not identified above, increase the risk of securities litigation or shareholder derivative litigation against the Company and its Directors. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns and adversely impact our ability to raise capital to fund our operations, which could seriously harm our business.
Sales or purchases of shares of our common stock may adversely affect the market for our common stock.
If we or our stockholders, particularly our directors, executive officers and significant stockholders, sell or purchase, register for sale, or indicate an intent to sell or purchase, shares of our common stock in the public market, it may have a material adverse effect on the market price of our common stock. In particular, Robert W. Duggan, our majority stockholder and Board Chairman, is not subject to any contractual restrictions with us on his ability to sell or transfer the shares of our common stock that he holds, and these sales or transfers could create substantial declines in the price of our securities or, if these sales or transfers were made to a single buyer or group of buyers, could contribute to a transfer of control of the Company to a third party. Many of Mr. Duggan’s shares in the Company have been registered for resale pursuant to an effective registration statement on Form S-3. Sales by Mr. Duggan of a substantial number of shares, or the expectation of such sales, could cause a significant reduction in the market price of our common stock.
We maintain a shelf registration statement on Form S-3 pursuant to which we may, from time to time, sell up to an aggregate of $190.0 million of our common stock, preferred stock, depositary shares, warrants, debt securities or units. We may also issue shares of common stock or securities convertible into exchangeable, or exercisable for our common stock from time to time in connection with financings, acquisitions, investments or otherwise. Any such issuances would result in dilution to some or all of our existing stockholders and could cause our stock price to fall. We may also sell shares or other securities at a price per share that is less than the price per share paid by existing investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.
We do not know whether an active, liquid and orderly trading market will exist for our common stock and as a result it may be difficult for you to sell your common stock.
Prior to our initial public offering in May 2016, there was no public market for our common stock. Although our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), the market for our shares has demonstrated varying levels of trading activity. As a result of these and other factors, you may not be able to sell your common stock quickly, at or above the price paid to acquire the stock, or at all. Further, an inactive market may also harm our ability to raise capital by selling additional common stock and may harm our ability to enter into strategic collaborations or acquire companies or products by using our common stock as consideration.
Concentration of ownership by our principal stockholder limits the ability of others to influence the outcome of director elections and other transactions requiring stockholder approval.
A majority percentage of our outstanding stock is held by Mr. Duggan, Chairman of our Board, who beneficially owns approximately 50.5% of our common stock outstanding as of the Record Date. As a result, Mr. Duggan has significant influence over corporate actions requiring stockholder approval, including the following actions:
•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our certificate of incorporation or bylaws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for vote.
Mr. Duggan’s controlling interest in the Company also creates the potential for conflicts of interest which may be viewed unfavorably by minority stockholders, thereby hurting our stock price. For example, in November 2021, we engaged outside legal counsel to represent the Company even though the same legal counsel currently represents Mr. Duggan personally in other matters. This legal counsel represented Mr. Duggan in certain related party transactions described in our most recent Annual Report on Form 10-K and could represent both the Company and Mr. Duggan in future related party transactions. Three of our directors, including Mr. Duggan, are executives at Summit Therapeutics Inc., another company in which Mr. Duggan holds a controlling equity interest.
Additionally, because Mr. Duggan owns a majority of our outstanding shares, we are considered to be a “controlled” company under applicable Nasdaq rules. As such, we may voluntarily elect not to comply with certain of Nasdaq’s corporate governance requirements, such as certain rules concerning the setting of executive compensation and the appointment of directors. Accordingly, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Stock Market. As a member of our Board, Mr. Duggan will adhere to the corporate governance standards adopted by the Company.
Mr. Duggan has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but he has not made a decision with respect to such over-subscription at this time. If other stockholders do not exercise their subscription rights and Mr. Duggan exercises all of his basic subscription rights, but only his basic subscription rights, Mr. Duggan would become the beneficial owner of approximately 53.63% of our common stock (assuming no exercise of the warrants to purchase shares of common stock acquired in this offering). However, if none of our other stockholders exercise their subscription rights and Mr. Duggan exercises, at the Initial Price, all of his basic subscription rights, all of his over-subscription rights, and all of the warrants being offered in the rights offering, then he would become the beneficial owner of approximately 61.01% of our common stock. See the section titled “Prospectus Summary” above for information on how these percentages are calculated.
Even though we have not yet elected to take advantage of any of these corporate governance exemptions permitted by Nasdaq, Mr. Duggan’s stock ownership and our status as a “controlled” company may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. In addition, Mr. Duggan is not subject to any contractual restrictions on his ability to acquire additional shares of common stock and any such purchases, including purchases of equity securities in connection with this proposed rights offering or any alternative equity or equity-linked offering that we may conduct, could result in his acquisition of a larger majority of our common stock.
Management currently beneficially holds a small percentage of our common stock. Other than their positions as directors or officers, and the restriction on the stockholders being able to call a special meeting limited to holders of 15% or more of the outstanding shares of common stock, our management will not be able to greatly influence corporate actions requiring stockholder approval.
Robert W. Duggan’s controlling ownership position may impact our stock price and may deter or prevent efforts by others to acquire us, which could prevent our stockholders from realizing a control premium.
Robert W. Duggan, the beneficial owner of approximately 50.5% of our outstanding common stock as of the Record Date, has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but has not made a decision with respect to such over-subscription at this time. If other stockholders do not exercise their subscription rights and Mr. Duggan exercises, at the Initial Price, all of his subscription rights, all of his over-subscription rights and all of the warrants potentially issued in the rights offering, Mr. Duggan would become the beneficial owner of approximately 61.01% of our common stock. See “Concentration of ownership by our principal stockholder may limit your ability to influence the outcome of director elections and other transactions requiring stockholder approval” above. In addition, Mr. Duggan is not subject to any contractual restrictions on his ability to acquire additional shares of common stock, and any such purchases, including purchases of equity securities in connection with any rights offerings or any alternative equity or equity-linked offering that we may conduct, could result in his acquisition of a larger majority of our common stock. As a result of Robert W. Duggan’s controlling ownership and position as Board Chairman, others may be less inclined to pursue an acquisition of us and therefore we may not have the opportunity to be acquired in a transaction that stockholders might otherwise deem favorable, including transactions in which our stockholders might realize a substantial premium for their shares. In addition, public speculation regarding Mr. Duggan, as well as our relationship with Mr. Duggan, could cause our stock price to fluctuate.
We are a “smaller reporting company”; we cannot be certain if the applicable reduced disclosure requirements will make our common stock less attractive to investors.
Through the end of 2021, we were an “emerging growth company,” as defined in the JOBS Act, and we took advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We are no longer an emerging growth company, however, we still qualify as a “smaller reporting company,” as defined in the Exchange Act, and so long as we remain a smaller reporting company, we benefit from and may take advantage of scaled disclosure requirements. We cannot know if investors find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our market price and trading volume could decline.
The trading market for our common stock will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We currently have only limited analyst coverage of us and there can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our market price would likely decline. If analysts cease coverage of the Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
We have not paid dividends in the past and have no plans to pay dividends.
We plan to reinvest all of our earnings, to the extent we have earnings, into our product research and development. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our outstanding common stock.
Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.
Certain anti-takeover provisions of Delaware law and provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. Our certificate of incorporation and bylaws include provisions that:
•
authorize our board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of preferred stock and up to approximately 500,000,000 shares of authorized but unissued shares of common stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
•
specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, any of our officers, or any stockholder holding at least fifteen percent (15%) of the voting power of the capital stock issued and outstanding and entitled to vote;

•
establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•
the requirement for the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of our voting stock, voting together as a single class, to amend provisions of our certificate of incorporation or our bylaws;

•	the ability of our board of directors by majority vote, to amend the bylaws; and
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.
These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board, which is responsible for appointing the members of our management. Furthermore, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of us to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in Delaware. Our bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may discourage lawsuits against us or our directors, officers, and employees. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to engage in certain types of transactions with us.

USE OF PROCEEDS
Although we cannot determine what the actual net proceeds from the sale of the Units in the rights offering will be until the rights offering is completed, assuming all subscription rights are exercised, we estimate that the aggregate net proceeds from the sale of the Units, after deducting estimated offering expenses, will be approximately $14.9 million. Furthermore, if all of the rights are exercised, the warrants issued in this rights offering would be exercisable, in cash, for an aggregate of $15 million. However, no assurance can be given that any warrants will be exercised.
We currently intend to use the net proceeds from this offering, if any, for general working capital purposes, including the ongoing investment in current and future clinical and pre-clinical studies evaluating the safety and efficacy of Pulse Biosciences’ proprietary NPS technology, the development and enhancement of Pulse Biosciences’ CellFX System, obtaining regulatory clearance for our CellFX System, sales and marketing activities and general corporate operations. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending the uses described above, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future.

DILUTION
Our net tangible book value as of December 31, 2021 was approximately $20,533,000, or $0.69 per share of our common stock (based on 29,716,436 shares outstanding as of December 31, 2021). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock that are included in the Units offered in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.
After giving effect to the assumed sale of 4,032,258 Units in the rights offering (consisting of 4,032,258 shares of our common stock and warrants to purchase an aggregate of 4,032,258 shares of common stock upon exercise), based on the assumed subscription price of $3.72 per Unit (the Initial Price), and after deducting estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2021 would have been approximately $35.4 million, or $1.05 per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.36 per share and an immediate dilution to purchasers in the rights offering of $2.67 per share.
The following table illustrates this per-share dilution (assuming a fully subscribed for rights offering of 4,032,258 Units at the assumed subscription price of $3.72 per Unit) (the Initial Price), but excluding the issuance of shares of common stock upon exercise of warrants. To the extent that the Alternate Price is lower than the Initial Price, purchasers of our common stock in the rights offering will experience further dilution.
Assumed subscription price per share		$3.72
Net tangible book value per share at December 31, 2021	$20,533,000
Net increase per share attributable to the rights offering	$0.36
Pro forma net tangible book value per share after giving effect to the rights offering		$1.05
Dilution in net tangible book value per share to purchasers		$2.67
The information above is illustrative only and will adjust based on the actual subscription price and the actual number of Units sold in the rights offering. The number of shares to be outstanding after this rights offering is based on 29,802,280 shares of common stock outstanding as of the Record Date and excludes:
•	Options to purchase 5,509,033 shares of common stock at a weighted average exercise price of $15.60;
•	2,326,261 shares of common stock reserved for future issuances under our 2017 Equity Incentive Plan; and
•	793,767 shares of common stock reserved for future issuances under our 2017 Inducement Equity Incentive Plan.
•	530,261 shares of common stock reserved for future issuances under our 2017 Employee Stock Purchase Plan.
To the extent that any options are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

THE RIGHTS OFFERING
Subscription Rights
Basic Subscription Rights
We will distribute to each holder of our common stock who is a record holder of our common stock on the record date, which is April 25, 2022 at no charge, one non-transferable subscription right for each share of common stock owned. The subscription rights will be evidenced by non-transferable subscription rights certificates. Each subscription right will entitle the rights holder to purchase 0.13530032 Units (subject to adjustment at the Record Date) at the Initial Price, which shall be paid in cash, upon timely delivery of the required documents and payment of the subscription price. Each Unit consists of one share of our common stock at the Initial Price and a warrant to purchase one share of our common stock at an exercise price equal to the per-Unit subscription price. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units, but we will not sell fractional Units. If rights holders wish to exercise their subscription rights, they must do so prior to 5:00 p.m., Eastern Time, on May 23, 2022, the Expiration Date for the rights offering, subject to extension. After the Expiration Date, the subscription rights will expire and will have no value. See below “—Expiration of the Rights Offering and Extensions, Amendments and Termination.” You are not required to exercise all of your subscription rights. We will issue to the record holders who purchase Units in the rights offering the shares and warrants in book-entry, or uncertificated, form as soon as practicable after the rights offering has expired.
Over-Subscription Rights
Subject to the allocation described below, each subscription right also grants the holder an over-subscription right to purchase additional Units that are not purchased by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your over-subscription right only if you exercise your basic subscription right in full.
If you wish to exercise your over-subscription right, you should indicate the number of additional Units that you would like to purchase in the space provided on your rights certificate, as well as the number of shares that you beneficially own without giving effect to any Units to be purchased in this rights offering. When you send in your rights certificate, you must also send the full purchase price, as provided herein, for the number of additional Units that you have requested to purchase (in addition to the payment, as provided herein, due for Units purchased through your basic subscription right). If the number of Units remaining after the exercise of all basic subscription rights is not sufficient to satisfy all requests for Units pursuant to over-subscription rights, you will be allocated additional Units in the proportion which the number of Units you purchased through the basic subscription right bears to the total number of Units that all oversubscribing stockholders purchased through the basic subscription right. The subscription agent will return any excess payments in the form in which made.
As soon as practicable after the Expiration Date, the subscription agent will determine the number of Units that you may purchase pursuant to the over-subscription right. If you request and pay for more Units than are allocated to you, we will refund the overpayment in the form in which made. You will not receive a refund or other compensation for any unissued fractional warrants. In connection with the exercise of the over-subscription right, custodian banks, brokers, dealers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to us and to the subscription agent as to the aggregate number of subscription rights exercised, and the number of Units requested through the over-subscription right, by each beneficial owner on whose behalf the nominee holder is acting.
Subscription Price
The subscription price per Unit will be the lesser of (i) $3.72 (the “Initial Price”) and (ii) the volume weighted average price of our common stock for the five trading period through and including the Expiration Date (the “Alternate Price”). Subscribers must fund their subscriptions pursuant to both the basic subscription right and over-subscription right at the Initial Price.
In determining the subscription price, our board of directors, with the advice and input of management and advisors, considered a number of factors, including: the likely cost of capital from other sources and general conditions of the securities markets, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital, the value of the warrants being issued as a component of the Unit, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis. In conjunction with its review of these factors, our board of directors also reviewed a range of subscription prices in various prior rights offerings of public companies. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our Units to be offered in the rights offering. You should not consider the subscription price as an indication of value of us or our common stock. The market price of our common stock may decline during or after the rights offering, including below the subscription price for the Units. You should obtain a current quote for our common stock before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.
Warrants
Each warrant entitles the holder to purchase one share of our common stock at an exercise price that shall be equal to the per-Unit subscription price. The exercise price must be paid in cash at the time of exercise and there is no “cashless” exercise provision for the warrants. Each warrant will be exercisable immediately upon completion of this rights offering and will expire on the fifth anniversary of the completion of this rights offering. The warrants will be subject to redemption by the Company for $0.01 per underlying share of common stock, on not less than 30 days written notice, if the volume weighted average price of our common stock equals or exceeds 200% of the exercise price for the warrants, subject to adjustment, per share, for twenty (20) consecutive trading days, provided that we may not redeem the warrants prior to the date that is three months after the issuance date. The warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to the common stock. The warrants will not be listed for trading on any stock exchange or market. Broadridge Corporate Issuer Solutions, Inc. is acting as the warrant agent for the warrants.
Expiration of the Rights Offering and Extensions, Amendments and Termination
You may exercise your subscription rights at any time prior to 5:00 p.m., Eastern Time, on May 23, 2022, the Expiration Date for the rights offering. If you do not exercise your subscription rights before the Expiration Date of the rights offering, your subscription rights will expire and will have no value. We will not be required to sell Units to you if the subscription agent receives your rights certificate or payment, after the Expiration Date, regardless of when you sent the rights certificate and payment.
We may, in our sole discretion, extend the time for exercising the subscription rights. We may extend the Expiration Date at any time after the record date. If the commencement of the rights offering is delayed for a period of time, the Expiration Date of the rights offering may be similarly extended. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the duration of the rights offering for any reason. We may extend the Expiration Date of the rights offering by giving oral or written notice to the subscription agent on or before the scheduled Expiration Date. If we elect to extend the Expiration Date of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced Expiration Date.
We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. We also reserve the right to terminate the rights offering at any time prior to the Expiration Date for any reason, in which event all funds received in connection with the rights offering will be returned without interest or deduction to those persons who exercised their subscription rights as soon as practicable.
Calculation of Subscription Rights Exercised; Missing or Incomplete Subscription Information
If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of whole Units that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for exercise of your basic subscription right in full, you will be deemed to have exercised your over-subscription right to purchase the maximum number of Units with your over-payment.
If an insufficient number of Units is available to fully satisfy all over-subscription right requests, the available Units will be distributed proportionately among rights holders who exercise their oversubscription right based on the number of Units each rights holder subscribed for under the basic subscription right. The proration process will be repeated until all Units have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier. Any excess subscription payments received by the subscription agent caused by proration will be returned by the subscription agent to you by mail, without interest or penalty, as soon as practicable after the Expiration Date of the rights offering. The subscription agent will return any excess payments in the form in which it was made. You will not receive a refund or other compensation for any unissued fractional warrants. Any Excess Subscription Amount resulting from the reduction of the subscription price from the Initial Price to the Alternate Price will be put towards the purchase of additional Units (either towards your basic subscription right, if available, or towards the over-subscription right if you have already exercised your basic subscription right in full).
No Fractional Shares
As we will not sell fractional Units, and each Unit is comprised of one share of common stock, we will not issue fractional shares of common stock in the rights offering. The number of warrants issued to you will be calculated by rounding down to the nearest whole number the product computed by multiplying the number of Units subscribed for in the rights offering by a factor of 0.15. Rights holders will only be entitled to purchase a whole number of Units representing a whole number of shares of common stock, rounded down to the nearest whole number of Units a holder would otherwise be entitled to purchase. Any Excess Subscription Amount resulting from the reduction of the subscription price from the Initial Price to the Alternate Price will be put towards the purchase of additional Units (either towards your basic subscription right, if available, or towards the over-subscription right if you have already exercised your basic subscription right in full). The excess amount for any fractional Units will be returned to you as soon as practicable, in the form in which made. You will not receive interest or a deduction on any payments refunded to you under the rights offering. No subscriber will receive a refund or other compensation for any unissued fractional warrants.
No Recombination
The common stock and warrants comprising the Units will separate upon the closing of this rights offering and will be issued separately; however, they may only be purchased as a Unit and the Unit will not trade as a separate security. Holders may not recombine shares of common stock and warrants to receive a Unit.
Conditions to the Rights Offering
We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments in the form in which received by the subscription agent will be returned in the form in which paid, without interest or deduction, as soon as practicable. See also “—Expiration of the Rights Offering and Extensions, Amendments and Termination.”
Method of Exercising Subscription Rights
The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your custodian bank, broker, dealer or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash, as provided herein, prior to the Expiration Date of the rights offering, which is currently set to be 5:00 p.m., Eastern Time, on May 23, 2022. Rights holders may exercise their rights as follows:
Subscription by Registered Holders
Rights holders who are registered holders of our common stock as of the record date may exercise their subscription right by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full, as provided herein, of the subscription price for each Unit for which they subscribe, to the subscription agent at the address set forth under the subsection titled “—Delivery of Subscription Materials and Payment,” on or prior to the Expiration Date.

Subscription by DTC Participants
Banks, trust companies, securities dealers and brokers (each, a “Nominee”) that hold shares of our Common Stock on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise such beneficial owner’s subscription right through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such Nominee may exercise the subscription right on behalf of the exercising beneficial owner through DTC’s PSOP Function on the “agents subscription over PTS” procedure by (1) providing a certification as to the aggregate number of subscription rights exercised by the beneficial owner on whose behalf such Nominee is acting, and (2) instructing DTC to charge the Nominee’s applicable DTC account for the subscription payment for the new Units to facilitate the delivery of the full subscription payment to the subscription agent. DTC must receive the subscription instructions and payment for the new Units no later than the Expiration Date.
Subscription by Beneficial Owners
Rights holders who are beneficial owners of shares of our common stock as of the record date and whose shares are registered in the name of a custodian bank, broker, dealer or other nominee, or would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their custodian bank, broker, dealer or other nominee or institution to exercise their rights and deliver all documents and payment, on their behalf, prior to the Expiration Date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder or the rights holder’s custodian bank, broker, dealer, or other nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.
Method of Payment
You must timely pay the full subscription price, in U.S. currency, for the full number of Units at the Initial Price you wish to acquire pursuant to the exercise of rights (including any exercise of the over-subscription rights, if available) by delivering:
•	an uncertified check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Pulse Biosciences);”
•	a wire transfer of immediately available funds to accounts maintained by the subscription agent;
•	a certified check, bank draft, or cashier’s check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Pulse Biosciences);” or
•	a U.S. Postal money order payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Pulse Biosciences).”
Rights certificates received after the Expiration Date of the rights offering will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest or deduction.
The subscription agent will be deemed to receive payment upon:
•	clearance of any uncertified check deposited by the subscription agent;
•	receipt of collected funds wired in the subscription agent’s account;
•	receipt by the subscription agent of any certified check, bank draft, or cashier’s check drawn upon a U.S. bank; or
•	receipt by the subscription agent of any U.S. Postal money order.
If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional Units.
Clearance of Uncertified Personal Checks
If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take at least five (5) business days. Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m.,

Eastern Time, on May 23, 2022, the expected Expiration Date of this rights offering, unless we, in our sole discretion, extend the period for exercising the subscription rights. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date. If you elect to exercise your subscription rights, we urge you to consider using a certified check, cashier’s check, bank draft, U.S. Postal money order, or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering.
Instructions for Completing Your Subscription Rights Certificate
You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.
The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.
Unless a rights certificate provides that the shares of common stock and warrants are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934 (an “Eligible Institution”), subject to any standards and procedures adopted by the subscription agent. See “—Medallion Guarantee May Be Required.”
Medallion Guarantee May Be Required
If you completed any part of the subscription rights certificate to provide that the common stock and warrants that comprise the Units purchased pursuant to your exercise of Subscription Rights were to be (x) issued in a name other than that of the registered holder, or (y) issued to an address other than that shown on the front of the subscription rights certificate, your signature on each subscription rights certificate must be guaranteed by an Eligible Institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP subject to standards and procedures adopted by the subscription agent.
Subscription and Information Agent
The subscription agent and information agent for this rights offering is Broadridge Corporate Issuer Solutions, Inc. We will pay all fees and expenses of Broadridge related to the rights offering and have also agreed to indemnify Broadridge from certain liabilities that it may incur in connection with the rights offering. Broadridge can be contacted at the following address and telephone number:
Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
Toll Free: 1-888-789-8409

Delivery of Subscription Materials and Payment
You should deliver your subscription rights certificate and payment of the subscription price, as provided herein, or, if applicable, nominee holder certifications, to the subscription agent by one of the methods described below:
By mail:	By overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0718	Edgewood, NY 11717
Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your subscription rights.
You should direct any questions or requests for assistance concerning the method of subscribing for Units or for additional copies of this prospectus to the information agent.
Funding Arrangements; Return of Funds
Broadridge Corporate Issuer Solutions, Inc., the subscription agent, will hold funds received in payment for Units in a segregated account pending completion of the rights offering. The subscription agent will hold this money until the rights offering is completed or is withdrawn or terminated. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned to subscribers, without interest or penalty, as soon as practicable.
Guaranteed Delivery
There is no guaranteed delivery period in connection with this rights offering, so you must ensure that you properly complete all required steps prior to 5:00 p.m., Eastern Time, on May 23, 2022, unless we decide to extend the rights offering Expiration Date until some later time or terminate it earlier.
Notice to Beneficial Holders
If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” substantially in the form accompanying this prospectus. If you did not receive this form, you should contact the subscription agent to request a copy.
Beneficial Owners
If you are a beneficial owner of shares of our common stock or will receive subscription rights through a custodian bank, broker, dealer or other nominee, we will ask your custodian bank, broker, dealer or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your custodian bank, broker, dealer or other nominee act for you. If you hold shares of our common stock directly under your name in stock certificate(s) or in book-entry, or uncertificated, form, but would prefer to have your custodian bank, broker, dealer or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. Your nominee may establish a deadline prior to the Expiration Date by which you must provide it with your instructions to exercise your subscription rights and payment for your shares.
To indicate your decision with respect to your subscription rights, you should complete and return to your custodian bank, broker, dealer or other nominee the form entitled “Beneficial Owners Election Form”

substantially in the form accompanying this prospectus. You should receive the “Beneficial Owners Election Form” from your custodian bank, broker, dealer or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your custodian bank, broker, dealer or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your custodian bank, broker, dealer or nominee or if you receive it without sufficient time to respond.
Determinations Regarding the Exercise of Your Subscription Rights
We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding. Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our sale of Units to you could be deemed unlawful under applicable law.
No Revocation or Change
Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase additional Units at the Initial Price.
Non-Transferability of the Rights
The subscription rights and Units granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your rights, Units and warrants as required by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the Expiration Date.
Issuance of Common Stock and Warrants
All shares of our common stock and warrants that you purchase in the rights offering as part of the Units will be issued in book-entry, or uncertificated, form, meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering. Subject to state securities laws and regulations, we have the discretion to delay distribution of any securities you may have elected to purchase by exercise of your rights in order to comply with state securities laws.
Validity of Subscriptions
We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel the rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent (and any payment by uncertified personal check has cleared) and any defects or irregularities therein waived by us. Our interpretations of the terms and conditions of the rights offering will be final and binding.
Rights of Subscribers
You will have no rights as a holder of the shares of our common stock you purchase in the rights offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the rights offering. Holders of warrants issued in connection with the rights offering will not have rights as holders of our common stock until such warrants are exercised and the shares of common stock underlying the warrants are issued to the holder. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, subscription payment, as provided herein, and any other required documents to the subscription agent.
Foreign Stockholders and Stockholders with Army Post Office or Fleet Post Office Addresses
The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., Eastern Time, at least three (3) business days prior to the Expiration Date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.
No Board of Directors Recommendation
An investment in Units (and the common stock and warrants that comprise such Units) must be made according to your evaluation of your own best interests and after considering all of the information herein, including the section titled “Risk Factors” beginning on page 21 of this prospectus. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.
Purchase Commitments
Robert W. Duggan has indicated that he intends to exercise all of his basic subscription rights, but has not made any formal binding commitment to do so. Mr. Duggan reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but has not made a decision with respect to such over-subscription at this time.
Shares of Common Stock Outstanding After the Rights Offering
The number of shares of our common stock that will be outstanding after the rights offering will depend on the number of Units that are purchased in the rights offering. Assuming no additional shares of common stock are issued by us prior to consummation of the rights offering and assuming all offered Units are sold in the rights offering at the Initial Price, we will issue approximately 4,032,258 shares of common stock. In that case, we will have approximately 33,834,538 shares of common stock outstanding after the rights offering. This would represent an increase of approximately 13.53% in the number of outstanding shares of common stock. We would also issue warrants to purchase approximately an additional 4,032,258 shares of our common stock. To the extent that the Alternate Price is lower than the Initial Price, we will sell additional Units, each consisting of one share of common stock and a warrant to purchase one share of our common stock in the rights offering, and the number of shares of common stock and warrants to purchase common stock outstanding after the rights offering will accordingly be higher.
Fees and Expenses
Neither we, nor the subscription agent, will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a custodian bank, broker, dealer or nominee, you will be responsible for any fees charged by your custodian bank, broker, dealer or nominee.

Questions About Exercising Subscription Rights
If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the subscription agent at the address and telephone number set forth above under “— Delivery of Subscription Materials and Payment.”
No “Going Private” Transaction
The rights offering is not a transaction or series of transactions which has either a reasonable likelihood or a purpose of producing a “going private effect” as specified in Rule 13e-3 of the Exchange Act. Given the structure of the rights offering, as described in this prospectus, Pulse Biosciences will continue to be registered pursuant to Section 12 of the Exchange Act and intends to remain listed on the Nasdaq Capital Market following completion of the rights offering.
Other Matters
Pulse Biosciences is not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor is Pulse Biosciences distributing or accepting any offers to purchase any of our securities from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. Pulse Biosciences may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, Pulse Biosciences also has the discretion to delay allocation and distribution of any securities you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. Pulse Biosciences may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations, and does not address any tax consequences arising under any state, local or non-U.S. tax laws or any other U.S. federal tax laws, including the U.S. federal estate or gift tax laws. This discussion applies only to holders who are U.S. persons (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or non-U.S. currency, non-U.S. persons, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions or broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.
This summary is of a general nature only and is not intended to constitute a complete analysis of all tax consequences relating to the receipt, exercise and expiration of the subscription rights, the ownership and disposition of our common stock and warrants acquired upon exercise of the subscription rights and the ownership and disposition of our common stock acquired upon exercise of the warrants. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. This discussion neither binds nor precludes the Internal Revenue Service (“IRS”) from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus, and we cannot assure you that such a contrary position will not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek, either (i) a ruling from the IRS or (ii) an opinion from legal counsel, in either instance regarding the tax considerations discussed herein. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.
For purposes of this discussion, a “U.S. person” means a beneficial owner of subscription rights that is:
•	An individual who is a citizen or resident of the United States;
•
A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate whose income is subject to U.S. federal income tax regardless of its source; or
•
A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the stock received upon exercise of the subscription right, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights and exercising (or allowing to expire) the subscription rights.
This discussion does not describe all of the tax considerations which may be relevant to a particular holder’s ownership of the shares of common stock received upon exercise of the basic subscription rights or the over-subscription rights.
EACH HOLDER OF SHARES OF OUR COMMON STOCK IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS OF THE RECEIPT AND EXERCISE OF THE SUBSCRIPTION RIGHTS, THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF THE SUBSCRIPTION RIGHTS AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF THE WARRANTS.

U.S. Federal Income Tax Considerations Applicable to the Receipt of Subscription Rights
Receipt of Subscription Rights
Under section 61(a)(3) of the Code, gross income includes “gains derived from dealings in property.” Under section 301 of the Code, “a distribution of property… made by a corporation to its stockholder with respect to its stock” is taxable as gross income to the extent that the distribution is made out of the corporation’s current or accumulated earnings and profits. If at the time of the distribution the corporation does not have current or accumulated earnings and profits, then the amount of the distribution is applied first as a reduction in the stockholder’s basis in its stock; the amount of any distribution in excess of the stockholder’s basis is treated as a capital gain from the sale or exchange of property.
Code section 305(a), however, provides that gross income does not include “the amount of any distribution of the stock of a corporation made by such corporation to its stockholders with respect to its stock.” For purposes of Code section 305, “stock” is defined in Code section 305(d)(1) to include rights to acquire such stock.
The general rule set forth in Code section 305(a) regarding nonrecognition is subject to certain exceptions, including if receipt by a holder of subscription rights is part of a “disproportionate distribution” as set forth in Code section 305(b)(2). A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders and an increase in the proportionate interest of other holders in our assets or earnings and profits. During the last 36 months, we have made a distribution of subscription rights to holders of our common stock. Our common stock was then and is now our sole outstanding class of stock, and we have no current intention of issuing another class of stock or convertible debt. The fact that we have made a prior distribution of subscription rights within the last 36 months means that the 36-month safe harbor rule set forth in the Treasury Regulations will not apply and, therefore, the distribution of subscription rights will not be presumed to not result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders. We also have outstanding options (issued as equity awards) which could cause, under certain circumstances that cannot currently be predicted, the receipt of subscription rights pursuant to this rights offering to be part of a disproportionate distribution. The Company believes that the distribution of subscription rights in this rights offering is not likely to constitute an increase in the proportionate interest of some stockholders in the assets or earnings and profits of the Company for purposes of Code section 305(b)(2) based on the fact that all of our stockholders will receive rights in the offering based upon their respective ownership of our common stock. The Company also intends to take the position that the outstanding options (issued as equity awards) do not cause the subscription rights issued pursuant to this rights offering to be part of a disproportionate distribution, but there can be no assurances in this regard.
Our position regarding the tax-free treatment of the receipt of subscription rights in this rights offering is not binding on the IRS or the courts, and there can be no assurance that the IRS or any applicable court would agree. If this position were finally determined to be incorrect, whether on the basis that the issuance of the subscriptions rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to holders of our common stock as a dividend on the date of the distribution to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the holder’s basis in shares of our common stock and thereafter as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2022.
The following discussion assumes that the receipt by a holder of subscription rights with respect to such holder’s common stock pursuant to this rights offering is non-taxable for U.S. federal income tax purposes.
Tax Basis in the Subscription Rights
A holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise of the subscription rights (and upon exercise, between the old stock and the stock received upon the exercise of the rights), the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder at the time the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in the previous sentence. The fair market value of the subscription rights on the date the subscription rights are received is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Therefore, you should consult with your tax advisor to determine the proper allocation of basis between the subscription rights and the shares of common stock with respect to which the subscription rights are received.
Expiration of Subscription Rights
A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering.
Exercise of Subscription Rights and Holding Period
A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, allocated to the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised. Holders who exercise subscription rights after disposing of all of the shares of the common stock owned by such holder should consult with their tax advisor regarding the allocation of tax basis.
U.S. Federal Income Tax Considerations Applicable to the Warrants
Sale or Other Taxable Disposition of Warrants
Upon the sale, exchange or other taxable disposition of a warrant received upon exercise of the subscription rights, including if we redeem the warrants at a price of $0.01 per underlying share of common stock, in general, a holder will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) such holder’s adjusted tax basis in the warrant as allocated pursuant to the rules discussed above. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, a holder’s holding period for the warrant is more than one year. The deductibility of capital losses is subject to limitations.
Exercise of Warrants
Upon the exercise of a warrant for cash, in general, holders will not recognize gain or loss for U.S. federal income tax purposes. A holder’s initial tax basis in common stock received will equal such holder’s adjusted tax basis in the warrant exercised. A holder’s holding period for the shares of our common stock received on exercise generally will commence on the day of exercise.
Expiration of Warrants
A holder who allows a warrant to expire will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the holder’s holding period for the warrant.
Certain Adjustments to the Warrants
Under Section 305 of the Code, an adjustment to the number of shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to holders if, and to the extent that, such adjustment has the effect of increasing the holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Taxation of Common Shares – Distributions” below.
U.S. Federal Income Tax Considerations Applicable to Our Common Shares
Distributions
Distributions with respect to shares of our common stock acquired upon exercise of subscription rights or upon exercise of warrants will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. The excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in its shares of our common stock, and, thereafter, as capital gain.
Dividend income received by certain non-corporate holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates for U.S. federal income tax purposes, provided that the holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to holders that are domestic corporations generally will qualify for the dividends-received deduction.
Dispositions
A holder which sells or otherwise disposes of shares of common stock acquired upon exercise of subscription rights or upon exercise of warrants in a taxable transaction will generally recognize capital gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if a holder’s holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate holder is generally taxed at preferential U.S. income tax rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
U.S. backup withholding (currently at a rate of 24%) is imposed upon certain distributions (or deemed distributions) to persons who fail (or are unable) to furnish the information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a holder will generally be exempt from backup withholding, provided the holder meets applicable certification requirements, including (i) providing us with such holder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly completed IRS Form W-9, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.
Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against such holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided the required information and returns are timely furnished by such holder to the IRS.
AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. HOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THIS RIGHTS OFFERING AND HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK AND WARRANTS BY EXERCISING SUCH STOCK RIGHTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. LAWS TO THEM.

PLAN OF DISTRIBUTION
We are distributing rights certificates and copies of this prospectus to those persons who were holders of our common stock on April 25, 2022, the record date for the rights offering, promptly following the effective date of the registration statement of which this prospectus forms a part. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation, and will not register with the SEC as brokers in reliance on certain safe harbor provisions contained in Rule 3a4-1 under the Exchange Act.
Delivery of Subscription Rights
As soon as practicable after the record date for the rights offering, we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of common stock on 5:00 p.m., Eastern Time, on April 25, 2022. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate, and subscription payment to the subscription agent, Broadridge Corporate Issuer Solutions, Inc., at the following address. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to the Company.
By Mail:	By Overnight Delivery:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0718	Edgewood, NY 11717
In the event that the rights offering is not fully subscribed, holders of rights who exercise all of their rights pursuant to their basic subscription right will have the opportunity to subscribe for additional Units pursuant to the over-subscription right. See further the section titled “The Rights Offering” beginning on page 36.
We have not agreed to enter into any standby or other arrangement to purchase or sell any rights or any of our securities. Robert W. Duggan has indicated that he intends to exercise all of his basic subscription rights, but he has not made any formal binding commitment to do so. Mr. Duggan also reserves the right to exercise any over-subscription rights to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to availability, but he has not made a decision with respect to such over-subscription at this time.
We have not entered into any agreements regarding stabilization activities with respect to our securities. If you have any questions, you should contact the information agent at Broadridge Corporate Issuer Solutions, Inc., Attn: BCIS Re-Reorganization Dept., P.O. Box 1317, Brentwood, NY 11717-0718, by telephone at 1-888-789-8409 or by email at shareholder@broadridge.com. We have agreed to pay Broadridge Corporate Issuer Solutions, Inc. a fee plus certain expenses, which we estimate will total approximately $80,000. We estimate that our total expenses in connection with the rights offering will be approximately $140,000.
Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of Units or the shares of common stock and warrants comprising the Units.

LEGAL MATTERS
The validity of the rights and shares of common stock in respect of which this prospectus supplement is being delivered will be passed upon by Baker & Hostetler LLP, New York, NY.

EXPERTS
The financial statements of Pulse Biosciences, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus Supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.pulsebiosciences.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;
•
the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) filed on April 1, 2022, that are incorporated by reference into our Annual Report on Form 10-K, filed on March 31, 2022;

•
Current Reports on Form 8-K filed on February 8, 2022, February 15, 2022 (other than information furnished rather than filed), March 21, 2022 (other than information furnished rather than filed), March 31, 2022 (other than information furnished rather than filed); and

•
the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 15, 2016, including any amendment or report filed for the purpose of updating such description.

You may request, and we will provide, a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Pulse Biosciences, Inc.
3957 Point Eden Way
Hayward, California 94545
Attn: Investor Relations
(510) 906-4600

PROSPECTUS
Pulse Biosciences, Inc.
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $250,000,000.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PLSE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Common Stock on any securities exchange.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A. Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 21, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context requires otherwise, references in this prospectus to “Pulse,” “Pulse Biosciences,” the “Company,” “we,” “us” and “our” refer to Pulse Biosciences, Inc., a Delaware corporation, and our consolidated subsidiaries, unless expressly indicated or the context otherwise requires.
Company Overview
We are a novel bioelectric medicine company committed to health innovation that improves and potentially extends the lives of patients. We are pursuing regulatory clearance from the U.S. Food and Drug Administration to market our first product, our proprietary CellFX® System. The CellFX System utilizes its patented Nano-Pulse Stimulation™ (NPS™) technology to treat a variety of applications for which an optimal solution remains unfulfilled. NPS is a proprietary technology that delivers nanosecond duration pulses of high amplitude electrical energy to non-thermally clear targeted cells while sparing adjacent non-cellular tissue. The cell-specific effects of NPS technology have been validated in a series of completed and ongoing clinical studies.
Corporate Information
Pulse Biosciences, Inc., formerly Electroblate, Inc., was incorporated in the State of Nevada on May 19, 2014, and was reincorporated in the State of Delaware on June 18, 2018. Our corporate offices are located at 3957 Point Eden Way, Hayward, California 94545, and our telephone number is (510) 906-4600. We maintain a website at www.pulsebiosciences.com where general information about us is available. Our website, and the information contained therein, or that can be accessed through, our website, is not a part of this prospectus, and the inclusion of our website address is an inactive textual reference only.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) as well as a “smaller reporting company.” We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.07 billion or more in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
The Securities That May Be Offered
We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $250,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.
Depositary Shares
We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.
Subscription Rights
We may offer subscription rights to purchase our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.
Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020.
Choice of Forum
Our bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s certificate of incorporation or the Company’s bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in Delaware. Our bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may discourage lawsuits against us or our directors, officers, and employees.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•
delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•
if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•
the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•	the price, if any, for the subscription rights;
•	the exercise price payable for our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities, upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each stockholder;
•	the number and terms of our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities, which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•
whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•	any provisions relating to any security provided for the purchase contracts;
•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price or prices that may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The 2019 and 2018 financial statements incorporated in this Prospectus, by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion on the 2019 and 2018 financial statements and includes explanatory paragraphs referring to substantial doubt about the Company’s ability to continue as a going concern and the Company’s change in its method of accounting for leases in 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842)). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Gumbiner Savett Inc., who was our independent registered public accounting firm until April 6, 2018, has audited our consolidated financial statements for the fiscal year ended December 31, 2017 which are included in our Annual Report on Form 10-K for the year ended December 31, 2019. Our financial statements are incorporated by reference in reliance on Gumbiner Savett Inc.’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.pulsebiosciences.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on March 16, 2020, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed on March 30, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed on May 11, 2020 and August 10, 2020, respectfully;
•
the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed on April 14, 2020;

•
our Current Reports on Form 8-K filed on February 14, 2020, April 6, 2020, May 1, 2020, May 15, 2020, May 15, 2020, June 9, 2020, June 17, 2020 and August 6, 2020 (in each case, other than information furnished rather than filed); and

•
The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 15, 2016, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Pulse Biosciences, Inc.
3957 Point Eden Way
Hayward, California 94545
Attn: Investor Relations
(510) 906-4600

PROSPECTUS SUPPLEMENT
(to prospectus dated August 21, 2020)
$15,000,000

Pulse Biosciences, Inc.

Subscription Rights to Purchase Up to 4,032,258 of Units at the Initial Price
Each Unit Consisting of 1 Share of Common Stock
and a Warrant to Purchase 1 Share of Common Stock
(and Up to 4,032,258 of Shares of Common Stock Underlying the Warrants at the
Initial Price)
PROSPECTUS SUPPLEMENT

May 4, 2022
May 4, 2022